SEPARATION AGREEMENT AND RELEASE

I understand that my employment with Gateway Energy Corporation ("Gateway"), is terminated effective 5:00 p.m. Houston time, May 19, 2010.  In consideration of Gateway providing to me the payment described in paragraph 1,

I, CHRISTOPHER M. RASMUSSEN, agree to the following:

Consideration

1.   I acknowledge that in exchange for my commitments set forth in this Separation Agreement and Release ("Agreement"), Gateway will:

          a.  Pay to me the gross amount of Two Hundred Seventeen Thousand Ninety-Seven and 00/Dollars ($217,097.00), less deductions required by law.  Such amount shall be paid in a lump sum via wire transfer after I execute this Agreement;

            b.  Pay to me the gross amount of Thirty-Two Thousand Eight Hundred Thirty Nine and 74/100 Dollars ($32,839.74), less deductions required by law, which represents satisfaction of Gateway's obligations with respect to continuation of benefits described in Section 4(a) of my Employment Agreement, via wire transfer after I execute this Agreement;

c.  I understand and acknowledge that, although I may be entitled to a severance payment of some amount pursuant to my Employment Agreement with Gateway, the amount and timing of any such payment is uncertain.  Thus, I am entitled to the payment(s) referenced above only as a result of my execution of this Agreement and not otherwise; and

d.  I understand and agree that all employee benefits paid to me or on my behalf shall cease effective May 19, 2010.

Release of All Claims

2.  I release Gateway and all of its parents, subsidiaries, joint venturers, affiliates, assigns and successors, and all of its past, present and future owners/shareholders, officers, directors, agents, employees, representatives, insurers and attorneys (referred to in this document as the "Released Parties") from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that I may have, whether known to me or not.

Release of All Employment Law Claims

3.  I understand and agree that I am releasing the Released Parties from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that I may have under any express or implied contract, or any city ordinance or state, federal or common law meant to protect workers in their employment relationships including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Texas Commission on Human Rights Act, the Americans with Disabilities Act, the Equal Pay Act, 42 U.S.C. §§ 1981, 1983 and 1985, 18 U.S.C. § 1514A, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Labor Management Relations Act, Workers' Compensation laws, and under which I may have rights and claims, whether known to me or not, arising, directly or indirectly out of my employment by Gateway, and/or the termination of my employment with Gateway.

Release of Any Age Discrimination Claims

4.  I understand and agree that I am releasing the Released Parties from any and all claims, damages, lawsuits, injuries, liabilities and causes of action that I may have, under the Age Discrimination in Employment Act, the Texas Commission on Human Rights Act, and any other federal, state or local laws prohibiting age discrimination in employment, whether known to me or not, past or present, suspected or unsuspected, arising, directly or indirectly out of my employment by Gateway or the termination of my employment with Gateway or any statements or actions of the Released Parties.

Return of All Gateway Property

5.  I agree immediately to return any and all property (including, but not limited to, all cell telephones, personal computing devices, keys, tools, credit cards and Gateway files and documents and all copies thereof) of Gateway, its parents, subsidiaries or affiliates that is in my possession, if any.

Confidentiality

6.  I acknowledge that during my employment I had access to confidential information regarding the Company and its business.  I warrant and agree that I have not and will not disclose any non-public information regarding the Company, its employees or its business (including but not limited to financial information and business plans) to any person or entity.

7.  I understand and agree that I (and my attorneys, if any) have held and will continue to hold the fact of and all terms of this Agreement in utter, absolute and strictest confidence and secrecy, and that I have not and will not reveal the sum involved in this Agreement.  The only exception is that I may inform my spouse, my professional accountants or professional tax consultants with whom I have a confidential relationship, so long as any such accountant or tax consultant is informed of this confidentiality agreement prior to the disclosure of information protected by it, and agrees to keep such information confidential.

This Agreement Does Not Affect COBRA Rights or Unemployment Benefits

8.  I understand and agree that, notwithstanding any of the provisions of this Agreement, I am not releasing any rights that I may have under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or as that Act is more popularly known, "COBRA."  I further understand and agree that the Company will not oppose a claim for unemployment benefits from a government entity, should I choose to make such a claim.

Cooperation

9.  For a period of 60 days after the date hereof, I agree to provide up to 10 hours of consulting services per week at the request of Gateway.  I will be paid at a rate of $62.00 per hour.  Such services will be provided by me during normal business hours as determined in the my reasonable discretion, which may include provision for vacation during such time.  Such services shall be consistent with the type of work I performed by for Gateway prior to the date hereof.

Non-Admission of Liability

10.  I understand and agree that the Released Parties deny that I have any legally cognizable claims against them but that the Released Parties desire to amicably settle any and all disputes they now may have with me.  I further understand and agree that neither this Agreement nor any action taken hereunder is to be construed as an admission by the Released Parties of violation of any local, state, federal, or common law - in fact, I understand that the Released Parties expressly deny any such violation.

Time to Consider this Separation Agreement and Release and 7-Day Revocation Period

11.  I acknowledge that I have been given the option to consider this Agreement for up to twenty-one (21) days before signing it.  I further acknowledge that I have been advised to consult with an attorney prior to signing this Agreement.

12.  I understand that after signing this Agreement, I have seven (7) days in which to consider it and, if desired, to revoke it by giving written notice of such revocation to Gateway in care of John Raasch, President and CEO, 1415 Louisiana Street, Suite 4100, Houston, Texas 77001, prior to the expiration of the 7-day revocation period, but that upon such revocation, I shall forfeit any and all rights to all consideration otherwise to be provided to me under the terms of this Agreement.  I also understand that this Agreement shall not become effective or enforceable until the expiration of the 7-day revocation period.

Taxation

13.  I understand and agree that none of the Released Parties, including their attorneys, have made any express or implied representations to me with respect to the tax implications of any payment made herein.

Texas Law Applies

14.  I understand and agree that this Agreement shall be governed by the laws of the State of Texas.

Use of Headings

15.  I understand and agree that the headings in this Agreement have been inserted for convenience of reference only and do not in any way restrict or modify any of its terms or provisions.

Agreement May Not Be Modified

16.  I understand and agree that no provision of this Agreement may be waived, modified, altered or amended except upon the express written consent of the Released Parties and me.

Full Agreement

17.  I understand this Agreement sets forth the entire terms of the agreement between Gateway and me, except

         a.   my obligations pursuant to Sections 7 and 18 of my Employment Agreement with Gateway and Section 12 of the Employment Agreement shall continue in accordance with that Employment Agreement; and

          b.   with respect to any rights I may have pursuant to the Gateway Energy Corporation 2007 Equity Incentive Plan and the 1998 Stock Option Plan (which Plans shall govern any such rights).

I affirm that in making this agreement I am relying upon my own counsel and I am not relying upon any representations not set forth in this Agreement.

Invalidity of Any Provision Affects Only that Provision

18.  I understand and agree that if, for any reason, any term or provision of this Agreement is construed to be unenforceable or void, the balance of it will yet be effective and enforceable.

Consult With an Attorney

19.  I have been advised to consult with an attorney prior to signing this Agreement.

Have Read, Understand and Have Voluntarily Signed Agreement

20.  I have read this Agreement, and I understand its contents.  I have signed this Agreement voluntarily and knowingly.

Signed and Dated

21.  I have signed this Separation Agreement and Release on this 19th day of

May, 2010.

/s/ Christopher M. Rasmussen
Signature

Christopher M. Rasmussen
Printed Name